7226 Lee DeForest Dr. Suite 104 Columbia, MD. 21046

Company Contact:

TSS, Inc.

Maura McNerney, Chief Financial Officer

Phone: (410) 423-7300

TSS, INC. REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

GALLAGHER ASSUMES ROLE AS CHIEF TECHNICAL OFFICER, ANGELINI AS PRESIDENT

COLUMBIA, MD – August 14, 2013 – TSS, Inc. (Other OTC: TSSI), a mission critical data center and technology services company, today announced financial results for the second quarter ended June 30, 2013.

Commenting on the quarterly results, Anthony Angelini, Chief Executive Officer of TSS, stated, “The strategy we have articulated is to focus on higher margin and recurring business, and to continue to develop but not rely on large construction projects. The second quarter was a slow period for both new construction projects and modular data center installations. Despite slower activity we were able to grow our facilities management business. The resulting shift in the mix of our sales yielded strong gross margin levels in the quarter. We expect increased levels of activity during the second half of the year.”

Angelini continued, “We accomplished a key strategic goal of the quarter in the May acquisition of a systems integration business. We continue to execute on our strategic plan to provide a full range of data center services for both traditional and modular centers. The integration of this business is on plan and we are excited about its growth potential.”

Angelini added, “As we continue to evolve the organization, Jerry Gallagher will assume the role as CTO and I will assume his role as President in addition to CEO. This transition will allow Jerry to focus on technology and further develop our leadership at the forefront of rapidly evolving data center technologies as well as improve visibility of our technical capabilities.”

Second Quarter 2013 Financial Highlights:

•	Revenue of $7.0 million, compared with $15.5 million in the second quarter of 2012.
•	Gross profit of $2.0 million, compared with $2.3 million in the second quarter of 2012.
•	Normalized Adjusted EBITDA loss of $0.4 million, compared with Normalized Adjusted EBITDA income of $0.2 million in the second quarter of 2012.
•	Net loss of $1.0, or $0.07 per basic and diluted share, compared with net loss of $2.3 million or $0.16 per basic and diluted share, in the second quarter of 2012.
•	Closing of $6.0 million revolving line of credit with Bridge Bank

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Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the second quarter 2013 financial results and its strategic vision for today at 4:30PM Eastern today.

To participate on the conference call, please dial 1-877-941-8418 toll free from the U.S., or 1-480-629-9809 for international callers. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until Wednesday, August 21, 2013. The audio replay can be accessed by dialing 1 303 590 3030 locally or 1-800-406-7325 toll free then enter access ID number 4635629. Additionally, a replay of the webcast will be available approximately two hours after the conclusion of the call, and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA and Normalized Adjusted EBITDA are supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

We define Normalized Adjusted EBITDA as Adjusted EBITDA before restructuring charges, certain other non-recurring costs and acquisition expenses. We present Normalized Adjusted EBITDA because we believe it is helpful in comparing our operating results across reporting periods on a consistent basis by excluding from Adjusted EBITDA certain non-recurring items that do not directly correlate to our business and may, or could, have a disproportionate positive or negative impact on our performance during a particular period. Similar to Adjusted EBITDA, we also use Normalized Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA and Normalized Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA and Normalized Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA and Normalized Adjusted EBITDA have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Normalized Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

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About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data center facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. TSS is headquartered in Columbia, Md. For more information contact us at www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain "forward-looking statements" — that is, statements related to future — not past — events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations or maintain sufficient availability under our revolving credit facility; risks relating to the acquisition of businesses; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

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TSS, Inc.

Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30,	December 31,
	2013	2012

Current Assets:
Cash and cash equivalents	$3,088,122	$5,608,322
Contract and other receivables, net	6,104,714	7,525,340
Costs and estimated earnings in excess of billings on uncompleted contracts	700,816	813,348
Inventories	314,735	-
Prepaid expenses and other current assets	779,525	429,089
Total current assets	10,987,912	14,376,099
Fixed assets, net	320,682	273,451
Goodwill	1,830,316	1,768,861
Intangible assets, net	1,109,913	60,000
Other assets	205,487	19,358

Total assets	$14,454,310	$16,497,769

Current Liabilities:
Convertible notes payable, current portion, net	$129,000	$500,000
Borrowings under credit facility	2,000,000	-
Accounts payable and accrued expenses	4,705,109	5,753,347
Billings in excess of costs and estimated earnings on uncompleted contracts	1,959,265	3,028,627
Total current liabilities	8,793,374	9,281,974
Convertible notes, less current portion, net	742,343	1,957,301
Other liabilities	37,275	52,626
Total liabilities	9,572,992	11,291,901

Commitments and Contingencies

Stockholders’ Equity:

Preferred stock, $.0001 par value; 1,000,000 shares authorized at June 30, 2013 and December 31, 2012, respectively; none issued
Common stock, $.0001 par value, 49,000,000 and 100,000,000 shares authorized at June 30, 2013 and December 31, 2012, respectively; 15,269,193 and 15,087,526 issued at June 30, 2013 and December 31, 2012, respectively	1,527	1,509
Additional paid-in capital	66,975,637	66,305,764
Accumulated deficit	(60,585,740)	(59,597,909)
Treasury stock 820,759 and 808,754 shares at cost at June 30, 2013 and December 31, 2012, respectively	(1,510,106)	(1,503,496)
Total stockholders' equity	4,881,318	5,205,868
Total liabilities and stockholders’ equity	$14,454,310	$16,497,769

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TSS, Inc.

Condensed Consolidated Statements of Operations

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenue	$6,951,819	$15,540,852	$21,070,446	$29,850,714
Cost of revenue	4,980,786	13,209,463	16,339,762	25,464,820
Gross profit	1,971,033	2,331,389	4,730,684	4,385,894
Selling, general and administrative expenses	2,881,229	2,480,857	5,640,201	5,465,397
Restructuring and other charges	-	-		279,286
Impairment loss on goodwill	-	2,071,000	-	2,071,000
Loss from operations	(910,196)	(2,220,468)	(909,517)	(3,429,789)
Other income (expense):
Interest expense, net	(39,483)	(48,446)	(63,314)	(91,214)
Other expense	(15,000)	-	(15,000)	-
Loss from operations before income taxes	(964,679)	(2,268,914)	(987,831)	(3,521,003)
Income tax provision	-	-	-	-
Net loss	$(964,679)	$(2,268,914)	$(987,831)	$(3,521,003)

Basic loss per share:
Loss per common share	$(0.07)	$(0.16)	$(0.07)	$(0.25)
Weighted average common shares outstanding	14,385,713	14,147,049	14,368,354	14,124,380

Diluted loss per share:
Loss per common share	$(0.07)	$(0.16)	$(0.07)	$(0.25)
Weighted average common shares outstanding	14,385,713	14,147,049	14,368,354	14,124,380

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TSS, Inc.

Normalized Adjusted EBITDA Reconciliation

	(Unaudited)		(Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net income (loss)	$(964,679)	$(2,268,914)	$(987,831)	$(3,521,003)
Interest (income) expense, net	39,483	48,446	63,314	91,214
Depreciation and amortization	61,541	81,356	111,675	158,261
EBITDA	$(863,655)	$(2,139,112)	$(812,842)	$(3,271,528)
Stock based compensation	117,242	67,388	224,855	164,754
Impairment loss on goodwill	-	2,071,000	-	2,071,000
Provision for bad debts	2,705	55,290	2,705	55,290
Adjusted EBITDA	$(743,708)	$54,566	$(585,282)	$(980,484)
Restructuring charnges	-	-	-	279,286
Other one-time (income) expense, net	69,375	95,916	69,375	340,525
Acquisition expenses	243,733	-	243,733	-
Normalized adjusted EBITDA	$(430,600)	$150,482	$(272,174)	$(360,673)

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